Exhibit 10.13
CARDIOVASCULAR SYSTEMS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT, made as of the _____ day of _________, ___, by and between CARDIOVASCULAR SYSTEMS, INC., a Minnesota corporation (the “Company”), and _______________ (the “Optionee”);
WITNESSETH :
     WHEREAS, the Optionee on the date hereof is an employee of the Company;
     WHEREAS, to induce the Optionee to further the Optionee’s efforts in its behalf, the Company desires to grant to the Optionee a nonqualified stock option to purchase shares of its Common Stock;
     WHEREAS, the nonqualified stock option granted hereunder is granted outside of the Company’s 1991 Stock Option Plan; and
     WHEREAS, on the date hereof, the Company’s Board of Directors authorized the grant of this nonqualified stock option to the Optionee;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:
     1. Grant of Option. The Company hereby grants to the Optionee, on the date of this Agreement, the option to purchase ______ shares of Common Stock of the Company (the “Option Stock”) subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Paragraph 7 below. The option evidenced by this Agreement is intended to constitute a nonqualified stock option and not an incentive stock option under Section 422 of the Internal Revenue Code.
     2. Option Price. During the term of this option, the purchase price for the shares of Option Stock granted herein is $______ per share, subject only to adjustment of such price as provided in Paragraph 7 below.
     3. Term of Option. Unless terminated earlier under the provisions of Paragraphs 10 or 11 below, this option shall terminate as of the close of business on ________. Except as may be provided in Paragraph 12, the option shall vest and become exercisable pursuant to the following schedule:

Vesting Date	Number of Shares

     Optionee may continue to exercise this option, to the extent it is exercisable, under the terms and conditions of this Agreement until the termination of the option as provided herein. If Optionee does not purchase upon an exercise of this option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this option’s termination such previously unpurchased shares.
     4. Personal Exercise by Optionee. This option shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.
     5. Manner of Exercise of Option. This option is to be exercised by the Optionee (or by the Optionee’s successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder and shall specify a date (not more than 30 calendar days and not less than 10 calendar days from the date of delivery of the notice to the Company) on which the Optionee shall deliver payment of the full purchase price for the shares being purchased and the Company shall deliver certificates to the Optionee representing the shares so purchased. Such notice shall be delivered to the Company at its principal place of business. An option shall be considered exercised at the time the Company receives such notice. Upon receipt of such notice and subject to the provisions of Paragraph 9 below, the Company shall, on the date specified in such notice and against payment by the Optionee of the required purchase price, deliver to the Optionee certificates for the shares so purchased. Payment for shares of Option Stock may be made in the form of cash, certified check, Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its then “fair market value” as determined by the Board of Directors. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.
     6. Rights as a Shareholder. The Optionee or a transferee of this option shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 7 herein.
     7. Adjustment of Shares and Price. In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock subject to this option and the purchase price per share hereunder shall be equitably adjusted by the Board of Directors to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.
     8. Withholding Taxes. In order to permit the Company to receive a tax deduction in connection with the exercise of this option, the Optionee agrees that as a condition to any exercise of this option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option’s exercise.

     9. Investment Purpose. The Company requires as a condition to the grant and exercise of this option that any stock acquired pursuant to this option be acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or any other applicable law, regulation or rule or any government or governmental agency. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.
     10. Termination of Relationship. If the Optionee ceases to be either an employee or consultant for the Company or any Subsidiary for any reason, other than because of death (as described below), this option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of termination of such relationship and (ii) the expiration date under this option. In such period following such termination, this option shall be exercisable only to the extent the option was exercisable on the date of termination of relationship but had not previously been exercised.
     11. Death of Optionee. If the Optionee dies (i) while an employee or consultant for the Company or any Subsidiary, or (ii) within the period of three months after the termination of such relationship as provided in Paragraph 10, this option shall terminate on the earlier of (i) the close of business on the six-month anniversary date of the Optionee’s death and (ii) the expiration date under this option. In such period following the Optionee’s death, this option may be exercised by the person or persons to whom the Optionee’s rights under this option shall have passed by the Optionee’s will or by the laws of descent and distribution only to the extent the option was exercisable on the date of death, but had not previously been exercised.
     12. Change of Control. In the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange or liquidation of the Company, the vesting of this Option shall accelerate and the Option shall become immediately exercisable as of the effectiveness of the sale, merger, exchange or liquidation, provided the Board allows for a reasonable time within which the Optionee may exercise this option prior to the effectiveness of such sale, merger, exchange or liquidation. The grant of the option pursuant to this Agreement shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     13. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

CARDIOVASCULAR SYSTEMS, INC.

By

COMPANY

OPTIONEE